Exhibit 10.2





                                LICENSE AGREEMENT

                                 By and between

                                TGI FRIDAY'S INC.

                                       And

                              POORE BROTHERS, INC.


                            Dated as of April 3, 2000






[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                TABLE OF CONTENTS

1.   DEFINITIONS............................................................   3

2.   LICENSE, GRANT, TERM AND USE...........................................   6

3.   OWNERSHIP, GOODWILL AND PROTECTION OF RIGHTS...........................   8

4.   PROPRIETARY MARKS PROTECTION...........................................   9

5.   APPROVALS AND QUALITY..................................................  10

6.   MARKETING..............................................................  14

7.   REPORTS, ROYALTIES, PAYMENTS, STATEMENTS...............................  15

8.   BOOKS, RECORDS AND USE OF FACILITIES...................................  16

9.   SALES BY LICENSEE AFTER TERMINATION OR EXPIRATION OF AGREEMENT.........  17

10.  REPRESENTATIONS OF FRIDAY'S............................................  18

11.  REPRESENTATIONS OF LICENSEE............................................  19

12.  INDEMNIFICATION........................................................  19

13.  INSURANCE..............................................................  20

14.  CONFIDENTIAL INFORMATION...............................................  21

15.  REMEDIES...............................................................  22

16.  ASSIGNMENT.............................................................  22

17.  DEFAULT AND TERMINATION................................................  23

18.  FORCE MAJEURE..........................................................  25

19.  BROKERS................................................................  25

20.  DISPUTE RESOLUTION.....................................................  25

21.  RELATIONSHIP OF PARTIES/INDEPENDENT OPERATION..........................  27

22.  PROPRIETARY MARKS......................................................  27

23.  PURCHASE OPTION........................................................  29

24.  GOVERNING LAW; JURISDICTION............................................  28

25.  MISCELLANEOUS..........................................................  29


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                LICENSE AGREEMENT

     This LICENSE AGREEMENT (this "Agreement") is made and entered into as of the 3RD day of April, 2000 (the "Effective Date"), by and between TGI FRIDAY'S INC., a New York (U.S.) corporation ("Friday's") and Poore Brothers, Inc., a Delaware corporation ("Licensee").

                                    PREMISES

     WHEREAS, Licensee desires to license from Friday's and Friday's is willing to license to Licensee the right to utilize certain Proprietary Marks (defined below) of Friday's in the manufacture, marketing, sale and distribution of certain products and services upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of these premises, hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Friday's and Licensee agree as follows:

1. DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     AAA - American Arbitration Association

     ACCOUNT - an account designated by Friday's to receive Payments

     ACTION  -  any  cause  of  action,   suit,   proceeding,   claim,   demand,
investigation or inquiry (whether a formal proceeding or otherwise) with respect to which Licensee's indemnity (described in Section 12) applies

     AFFILIATE - Carlson Restaurants Worldwide Inc. or any subsidiary thereof or any subsidiary of Friday's

     BUSINESS DAYS - each calendar day, except Saturday, Sunday and national legal holidays under the laws of the country of the recipient of the notice

     COMMENCEMENT DATE - the first to occur of (i) the date Friday's Products are first sold by Licensee; or (ii) the Marketing Date

     CONFIDENTIAL INFORMATION - the terms of this Agreement and any amendments hereto, and all other information, know-how, and techniques, including, but not limited to, product specifications, materials, designs, styles, product sources, computer systems, marketing decisions and directions, trade secrets, proposed trademarks and other proprietary matters and data imparted or made available by either party to the other which is (i) designated as confidential, (ii) known by either party to be considered confidential by the other, or (iii) by its nature inherently or reasonably considered confidential


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     DISTRIBUTION  CHANNELS - airline sales,  supermarkets,  mass merchandisers, warehouse clubs, convenience stores, drug stores, vending machines and wholesale distributors servicing these operations and other traditional distribution channels requested by Licensee and approved in writing by Friday's (but specifically excluding direct mail, television marketing, carnivals, flea market vendors, and other retailers which traditionally service a secondary, over-run, off-price or irregular market) and, subject to the specific approval of Friday's, internet.

     EARNED ROYALTIES - a royalty equal to [*] based upon cumulative Gross Sales of all Products payable on a quarterly basis on prior quarterly sales. In the event of a "close out" sale of the Products, the Earned Royalties shall be a royalty equal to [*] of Gross Sales from such "close out" sale. "Close out" sale shall mean a sale at which the Products are sold at a discount of not less than fifty percent (50%) of the regular retail price of the Products sold by Licensee to its customers, but a "close out" sale is not permitted unless approved in advance by Friday's.

     FRIDAY'S - TGI Friday's Inc.

     FRIDAY'S STYLE GUIDE - a printed manual Friday's provides to Representative and Licensee setting forth certain guidelines for using the Proprietary Marks

GROSS SALES - The total of:

     A. actual sales price (whether for cash, credit or other consideration) from the sale of Friday's Products by Licensee (including service charges added to a customer's bill or invoices, if applicable including receipts from mail or telephone orders received or filled by Licensee;

     B. all deposits not refunded to purchasers;

     C. orders taken at Licensee's place of business, although filled elsewhere;

     D. payments to Licensee by any concessionaire, licensee or third party in respect of use of Friday's Products; and

     E. promotional or other allowances to customers in an amount equal to the retail price thereof, to the extent that said amount for promotional allowances exceeds [*] of Gross Sales, calculated without inclusion of said amount. Promotional allowances provided in exchange for goods or services shall be included in "Gross Sales" without exclusion.

     Each charge or sale upon installment or credit shall be treated as a sale for the full price in the accounting month during which such charge or sale is made.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     "Gross Sales" shall not include receipts from sales of other  extraordinary items (unless bearing any Proprietary Mark) made outside the ordinary course of business.

     The following items shall be deducted from the total actual sales price, to the extent such items were previously included therein:

     1. the amount of any BONA FIDE cash or credit refunds made upon any sale where the Products sold are returned by the customer and accepted by Licensee, or where the sale results in a receivable are deemed non-collectible by Licensee due to customer's bankruptcy; and

     2. freight, sales tax or other taxes required to be separately collected by Licensee directly from customers and accounted for and paid by Licensee to a taxing authority; and

     3. the amount of any cash discounts, not to exceed [*] of Gross Sales of the Products.

     INDEMNITEES  -  Friday's,  its  directors,   officers,  employees,  agents,
shareholders,   affiliates,   successors  and  assignees,   and  the  respective
directors, officers, employees, agents, shareholders and affiliates of each

     MARKETING DATE - June 1, 2000

     MINIMUM SALES - Minimum Sales means: [*].

     PAYMENT(S)- all transfers of funds from Licensee to Friday's, including, without limitation, the payment of the Royalty Fee and the reimbursement of expenses

     PREMIUMS - means any article given free or sold at less than the usual selling price for the purpose of fund raising, sales, incentive, combination sales, prices, publicizing any other product or service or for any other give-away or promotional purpose

     PRODUCT(S) - Friday's branded salted snacks and snack mixes offered for retail sale and consumption outside any T.G.I. Friday's restaurant, which bear one or more Proprietary Mark(s)

     PROPRIETARY MARK(S) - certain trademarks, trade names, service marks, emblems and indicia of origin or ownership, designated by Friday's and more particularly described in Exhibit "A" hereto

     RECALL- Any announcement by either party involving the return of Product to stores by the public or the pulling of Product from stores, or Distribution Channels due to public health concerns/emergency or as otherwise mutually agreed upon by the parties as justified or commercially reasonable. Any recall shall be at Licensee's expense, and any destruction of Product shall be attested to in a certificate signed by an officer or principal of Licensee.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     ROYALTY FEE(S) means the Earned Royalties due from sales during a quarter.

     TERM - a period commencing on the Effective Date and continuing, unless terminated earlier pursuant to the terms of this Agreement, until [*]. The parties agree to begin good faith renewal term negotiations at least 180 days prior to the expiration of this Agreement.

     TERRITORY - The United States, its territories and possessions, US Military bases and Puerto Rico as geographically constituted on the Effective Date, and such other geographic regions that are added with the mutual written consent of the parties.

     TGIFM - TGI Friday's of Minnesota Inc., a Minnesota (U.S.) corporation, and a subsidiary of Friday's

     TRADEMARK ACTION - an action, suit, proceeding, claim, demand, investigation or inquiry alleging infringement or "passing-off," brought or made against Licensee in connection with Licensee's use of any Proprietary Mark (provided such use was made in accordance with the direction or written approval of Friday's) pursuant to this Agreement

     TRADEMARK DAMAGES - all fines, expenses, reasonable attorneys' fees, court costs, settlement amounts, judgments, reasonable costs of advertising material and media time/space, and costs of changing, substituting or placing the same, and all expenses of recall, refunds, public notices and other such amounts incurred by Licensee and directly and proximately attributable to a Trademark Action; PROVIDED, HOWEVER, that "Trademark Damages" shall not include compensatory, consequential, exemplary or punitive damages, lost sales or profits, damage to goodwill or reputation, costs or damages resulting from delay or other costs, expenses or other damages not directly or proximately attributable to the Trademark Action

2. LICENSE, GRANT, TERM AND USE

     A. LICENSE; GRANT; TERM. Subject to the terms and conditions of this Agreement, Friday's hereby grants to Licensee the exclusive right, license and privilege to use the Proprietary Marks during the Term in connection with, and only in connection with, the manufacture, distribution and sale by Licensee of the Products in types, presentations and styles approved by Friday's in writing and in advance; PROVIDED, HOWEVER, that Friday's reserves the right unto itself and for the benefit of its Affiliates and the franchisees or licensees of Friday's or its Affiliates, the right to manufacture, distribute and sell items and goods similar or identical to the Products using the Proprietary Marks in restaurants and/or hotels owned, operated, managed or franchised by Friday's or any Affiliates, and in offices occupied by Friday's or any Affiliates.

     B. LIMITATIONS. The Proprietary Marks shall be used by Licensee only in connection with the manufacture, distribution and sale of the Products during the Term and may not be used for any other merchandise. The Proprietary Marks shall be affixed to all Products in such a manner as will preserve the exclusive rights of Friday's (subject to this Agreement) to the use thereof.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     C.  MARKETING.  Subject  to the  provisions  of  Sections  4, 5 and  17(A),
Licensee shall, at its sole expense, use diligent, good faith efforts to sell, market and promote the Products in the Territory; PROVIDED, HOWEVER, that none of such marketing activities or strategies shall be conducted or carried out in such a manner as to have an adverse impact on the Proprietary Marks, or the goodwill associated therewith all costs and expenses relating to such marketing activities and strategy shall be borne by Licensee.

     D. NON-COMPETITION. During the Term, neither Licensee nor its affiliated corporations shall engage, by license or otherwise, in the manufacture, distribution, retail sale, marketing or promotion of salted snacks and snack mixes under the brand name of any [*]. Friday's acknowledges that Licensee reserves the right to manufacture, distribute, sale, market and promote salted snacks and snack mixes: (i) under its existing trademarks (such as Tato Skins(R)) without any restrictions whatsoever; and (ii) under third party private-label trademarks other than as expressly set forth above.

     E. THIRD PARTY MANUFACTURERS. Subject to all terms of this Agreement, Licensee has the limited right to authorize third party manufacturers to use the Proprietary Marks in the manufacture or creation of the Products provided that such authorization is limited to producing the Product for Licensee only. Licensee shall provide Friday's with a complete list of such manufacturers and shall require all such manufacturers to sign the Subcontractor Agreement as set forth in Exhibit "B" or to sign an agreement which incorporates the terms contained in the Subcontractor Agreement which has been pre-approved in writing by Friday's. Licensee shall be responsible for ensuring that its manufacturers' use of the Proprietary Marks, production of the Products, and any other actions in accordance with the Subcontractor Agreement satisfy all the requirements of this Agreement. Licensee shall assume all responsibility for any actions undertaken by such manufacturers relating to the use of the Proprietary Marks and the manufacture, sale or distribution of the Products. Licensee shall provide to Friday's a fully executed copy of each Subcontractor Agreement.

     F. NO OTHER RIGHT TO LICENSED MARKS. This Agreement conveys to Licensee no other rights in the Proprietary Marks or to other intellectual property of Friday's; nor does this Agreement grant rights to intellectual property to any other party.

     G. NO RIGHTS OUTSIDE TERRITORY. Licensee agrees that it possesses no right to sell the Product to exporters or others for resale or reshipment outside the Territory. In the event that Licensee becomes aware that any party to whom it sells the Product intends to sell or ship, or is selling or shipping, the Product outside the territory, Licensee shall take actions which are both commercially reasonable and legally permissible to prevent such sales or shipment.

     H. FRIDAY'S MODIFICATION OF PROPRIETARY MARKS. Licensee acknowledges that from time to time and without Licensee's approval, Friday's may modify certain elements of the Proprietary Marks, add new marks, or discontinue the use of certain Proprietary Marks. Accordingly, Friday's does not represent or warrant that the Proprietary Marks or any of its elements will be maintained or used in any particular fashion. In the event that Friday's makes modification to the Proprietary Marks, this Agreement will be subject to any such modifications


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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effective upon written notification from Friday's;  provided, however, that: (i)
no such modifications or discontinuances shall materially impair Licensee's rights or licenses hereunder; and (ii) Licensee may continue to sell and distribute, and shall not be required to destroy or cease using, any Product inventories (including packaging and labeling components thereof that have not yet been consumed) that exist or are part of work in progress as of Licensee's receipt of the modification notification.

     I. PROPRIETARY MARKS. In connection therewith, Licensee agrees that (i) Licensee shall not pledge, mortgage or otherwise encumber the Proprietary Marks and (ii) Licensee shall not use any of the Proprietary Marks as part of its corporate or other name.

3. OWNERSHIP, GOODWILL AND PROTECTION OF RIGHTS

     A. ACKNOWLEDGMENT. Each party acknowledges the other party's exclusive right, title, and interest in and to its trademarks, trade names, service marks, emblems and indicia of origin or ownership ("Marks") (including in Friday's case, the Proprietary Marks), and shall not at any time during the Term of this Agreement or thereafter do or permit to be done any act or thing which impairs the rights of the other party with respect to its Marks. Neither party will represent that it has any ownership in the other party's Marks or in any registration of them and shall not attempt to register such Marks alone or as part of its own trademark or service mark in any jurisdiction. Each party agrees that it will not, during the Term of this Agreement, or thereafter, attack the validity or distinctiveness of the other party's Marks. Each party expressly intends and agrees that all use of the other party's Marks shall inure to the sole benefit of the other party.

     B. CONFUSINGLY SIMILAR MARKS. Neither party shall use or authorize use, either during or after the term of this Agreement, any configuration, mark, name, design, logo or other designation confusingly similar to the other party's Marks. Should a party, during the Term of this Agreement or anytime thereafter, assert ownership in any insignia, mascot, designation, or trademark in any jurisdiction, which is the same as, or confusingly similar to any of the other party's Marks, such party will, upon request of the other party, transfer or assign all right, title, and interest that it asserts in such insignia, mascot, designation, or trademark, including but not limited to any registrations, to the other party or its designee.

     C. REGISTRATIONS. Each party agrees that it shall not, on the basis of its use of the other party's Marks, oppose or seek to cancel in any court or state or federal agency in any jurisdiction, including, but not limited to, the United States Patent and Trademark Office, any registration for any mark which the other party files an application or obtains a registration for, whether such use by the other party is direct or through other licensees or authorized users.

     D. MODIFICATIONS BY LICENSEE. Neither party shall, without prior express written permission of the other, develop or authorize the development of variations of the other party's Marks or elements included within such Marks. In the event that Friday's grants such rights, any designs created shall be included in the Proprietary Marks licensed hereunder, Friday's shall own all the rights in such new design, and Licensee shall execute any documents required to transfer such rights to Friday's. All uses and rights of and to the new designs shall inure to the exclusive benefit of Friday's and Friday's may register and protect the same in its own name, as it deems necessary or appropriate.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     E.  GOODWILL.  Licensee  recognizes the value of the publicity and goodwill associated with the Proprietary Marks, acknowledges that the Proprietary Marks and any marks confusingly similar to the Proprietary Marks have acquired secondary meaning, and that all related rights and goodwill belong exclusively to Friday's. Neither party shall conduct any activity or produce goods, which in any way question the other's ethics or lawful practices, nor shall either party do anything that damages or reflects adversely upon the other. Friday's recognizes the value of the publicity and goodwill associated with Licensee's Marks, acknowledges that Licensee's Marks and any marks confusingly similar to Licensee's Marks have acquired secondary meaning, and that all related rights and goodwill belong exclusively to Licensee. The parties agree that: (i) Licensee's current Mark - Tato Skins(R) -- is not and will not be deemed confusingly similar to the Proprietary Marks under which the Products will be marketed and sold.

4. PROPRIETARY MARKS PROTECTION

     A. UNAUTHORIZED USE. Licensee's use of the Proprietary Marks without Friday's prior written approval as required herein shall constitute a breach of this Agreement and shall be promptly cured by Licensee pursuant to Section 17(A) below. Licensee also acknowledges that irreparable injury to Friday's shall occur if the use continues, and that Friday's shall be entitled to injunctive relief, and applicable damages, costs and attorneys' fees arising from Licensee's failure to timely cure any such unauthorized use.

     B. THIRD PARTY UNAUTHORIZED USE OF PROPRIETARY MARKS.

          1. NOTIFY FRIDAY'S. Licensee shall use its best efforts to notify Friday's, in writing, if Licensee learns of any manufacture, distribution, sale or advertisement of any product or service that is of the same general type or class as the Products that Licensee is authorized to use and that is marketed or distributed using confusingly similar marks as the Proprietary Marks. Licensee shall not commence, prosecute or institute any action or proceeding against any person, firm or corporation alleging infringement, imitation or unauthorized use of the Proprietary Marks without the prior written consent of Friday's.

          2. APPROPRIATE ACTION. Friday's shall have the sole right to determine the appropriate action to be taken against any such infringement, imitation, unauthorized use, improper registration of, or improper attempt to register the Proprietary Marks, including the sole discretion to settle any claims or any controversy arising out of any such claims. Except as set forth below, Licensee shall not have any rights against Friday's for damages or otherwise by reason of any determination by Friday's not to act with respect to any alleged infringement, imitation or unauthorized use by others of the Proprietary Marks and/or the Products; nor shall any such determination of Friday's affect the validity or enforceability of this Agreement. Should an alleged infringement materially impair Licensee's rights under this Agreement, and should Licensee request in writing (with


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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
     reference to this Section and the rights set forth herein) that Friday's take appropriate action against the alleged infringer, and should Friday's thereafter fail to take reasonable and appropriate action, then Licensee may terminate this Agreement for convenience upon 30 days prior notice to Friday's unless within such 30 day period Friday's shall have commenced (and thereafter pursue) reasonable and appropriate action against the infringer. Any and all damages/settlements recovered in any action or proceeding shall belong solely and exclusively to Friday's, unless otherwise agreed to in writing by Friday's.

     C. REASONABLE ASSISTANCE. Licensee agrees to provide Friday's with such reasonable assistance as Friday's may require in obtaining any protection of Friday's rights to the Proprietary Marks; provided, however, that Licensee's reasonable out of pocket costs, if any, incurred in providing such requested assistance shall be reimbursed by Friday's.

5. APPROVALS AND QUALITY

     A. QUALITY AND STANDARDS. In order to maintain the reputation of Friday's and its Proprietary Marks, Licensee agrees to comply with written quality standards and specifications provided to Friday's by Licensee upon final approval of the Product prior to manufacturing as agreed to in writing by the parties in connection with the approval of a specific Product) in connection with the manufacture of the Products, and to comply with the Friday's Style Guide in creating promotional and packaging material used in connection with the Products and not to make use of the Proprietary Marks without the prior written approval of Friday's. In order to facilitate the approval process, Licensee shall comply in all respects with the procedures set forth in this Section.

     B. APPROVAL OF PRODUCTS AND PACKAGING. Licensee shall furnish to Friday's, free of cost, for its written approval as to quality and style, at least the number of samples specified below of each of the Products to be manufactured, distributed, sold or otherwise used under this Agreement, together with their packaging, hangtags, and wrapping material in each of the following successive stages: (i) at least one (1) sample of rough sketches/layout concepts or description of flavor or food (including, without limitation, details of the materials to be used, application of artwork and rough product dimensions); (ii) at least one (1) sample of all finished artwork or final proofs; (iii) at least one (1) sample of all prototypes or strike-offs; (iv) at least twenty-four (24) samples of finished products, including all packaging materials from the initial production run; and (v) two (2) samples from weekly reproduction runs (provided that Licensee shall provide such additional samples from clauses (iv) and (v) as Friday's may request from time to time). Friday's shall be entitled to keep all samples from each successive stage submitted by Licensee pursuant to this Section. No Products or other material utilizing the Proprietary Marks shall be manufactured (except to the extent required to produce production samples), sold, distributed, promoted or otherwise used in any manner whatsoever by the Licensee without the prior written approval of Friday's of such Products and materials at each successive stage. Without limiting the foregoing, Licensee acknowledges that at each stage of the aforesaid approval process, Friday's shall have the right to modify or disapprove any aspect of the samples delivered to Friday's that fails to comply with the written guidelines or specifications referred to Section 5(A), notwithstanding the prior approval of Friday's of


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED related samples at any earlier stage of the approval process, and the disapproval by Friday's of any samples at any stage of the approval process shall not result in any liability on the part of Friday's as a result of such disapproval. If Friday's fails to approve in writing any product submission within forty five (45) days after receipt of Licensee's submission, such failure shall be deemed to constitute approval of the submission.

     C. APPROVAL OF ADVERTISING AND PROMOTIONAL PROGRAMS AND MATERIALS. Licensee may, subject to the prior written approval of Friday's, use textual and/or pictorial matter pertaining to the Proprietary Marks on product labels and on such promotional, display, point of purchase ("POP") and advertising material as may, in Licensee's reasonable judgment, promote the sale of the Products to be manufactured, distributed, sold or otherwise used under this Agreement. All materials described in the preceding sentence must be submitted to Friday's for its prior written approval at the following stages, as appropriate to the medium used: (i) rough concepts; (ii) layout, story board and/or script; and (iii) finished materials. No such material shall be used in any manner whatsoever by Licensee in connection with the Products without the prior written approval of Friday's of such material at each successive stage. If Friday's fails to approve in writing any submission within forty-five (45) days after receipt of Licensee's submission, such failure shall be deemed to constitute approval of the submission. Licensee shall provide three (3) copies of each advertisement or other promotional materials used by Licensee.

     D. EFFECT OF FAILURE TO OBTAIN APPROVAL BY FRIDAY'S. Any Products or promotional materials used in connection therewith not approved in writing by Friday's shall be deemed to be unlicensed and Licensee shall have no right to manufacture, sell, distribute or promote any such Products or promotional materials. If Friday's requires any changes or modifications to be made to any material submitted to Friday's for its written approval in order to ensure compliance with the specifications or standards of quality of Friday's, Licensee agrees promptly to make such changes or modifications. If any unapproved Products or promotional materials are manufactured, distributed, sold, promoted or otherwise used, Friday's shall consult with Licensee to determine whether a Recall of the Product is appropriate under the circumstances.

     E. MODIFICATIONS; CHANGES. Any modification of a Product or promotional material must be submitted to Friday's for written approval prior to its manufacture, sale, distribution or promotion, as if it were a new Product or new promotional material, and will be subject, among other things, to all of the requirements of Section 4.B. Approval of a Product or promotional material which uses particular artwork does not imply approval of such artwork for use with a different Product or promotional material. Furthermore, approval of any Product or promotional material, including, but not limited to, the non-licensed components thereof, in a particular color, does not constitute or imply approval of such Product or promotional material in any other color or combination of colors.

     F. CONSISTENCY OF PRODUCT QUALITY. Products and promotional materials must conform in all respects to the final production samples or finished materials approved by Friday's. At any time (and from time to time) during the Term, upon receipt of a written request from Friday's, Licensee agrees to provide promptly to Friday's a reasonable number of samples of the Products and of the


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED promotional and packaging materials relating to the Products, at no cost to Friday's, for quality control inspection. The value of all samples furnished to Friday's shall not be included in Gross Sales. If, in the reasonable judgment of Friday's, the quality of a Product originally approved by Friday's has materially deteriorated in later production runs, or if a Product has otherwise been materially altered, Friday's shall consult with Licensee to determine whether a Recall of the Product is appropriate under the circumstances.

     G. OWNERSHIP AND USE OF ARTWORK AND DESIGNS. Friday's shall own all copyrights, trademarks and other proprietary rights in any and all artwork or designs authorized for use hereunder by Friday's that incorporates or otherwise includes the Proprietary Marks. Licensee further agrees and acknowledges that any and all artwork or designs authorized for use hereunder by Friday's in connection with the Products or which otherwise features or includes the Proprietary Marks are works made for hire within the meaning of the United States Copyright Act and shall be owned in their entirety exclusively by Friday's. Friday's reserves for itself or its designees all rights to use any and all artwork or designs created, utilized and/or approved hereunder, without limitation. Friday's agrees, however, that it will not authorize the use of any artwork or designs created by Licensee pursuant to this Agreement on any product in the same "licensed product category" as the product for which the artwork or design was created by Licensee, without the prior written consent of Licensee, during the period of time the product for which the artwork or design was created by Licensee is being sold at retail. To the extent any artwork or design created by Licensee or any other person or entity and used with the Proprietary Marks is not deemed to be a work made for hire, Licensee hereby assigns to Friday's all copyrights, trademarks and other proprietary rights in such artwork or design. Licensee agrees to execute, or cause to be executed by any of its employees who participate in the creating of any such artwork or designs, any additional documents proposed by Friday's to effectuate and confirm the sole and exclusive ownership by Friday's of all copyrights, trademarks and other proprietary rights in and to such artwork and designs. Furthermore, if any third party makes or has made any contribution to the creation of artwork or designs authorized for use hereunder, Licensee agrees to obtain from such party a full assignment of rights so that the foregoing assignment by Licensee shall vest full rights in Friday's. Notwithstanding the foregoing, Licensee warrants and represents that all contributions to the creation of artwork or designs shall be undertaken as works made for hire for Licensee on behalf of Friday's.

     H. PREPARATION OF ARTWORK BY FRIDAY'S. Licensee may, from time to time, request the assistance of Friday's in the preparation of certain artwork to be used in connection with the Products. In the event Friday's agrees to provide such assistance, Friday's will provide Licensee with an estimate of the cost of artwork to be created by Friday's (or by third parties under contract to Friday's) for use in the development of the Products and/or any related promotional or packaging materials at the then prevailing commercial art rates available to Friday's. Upon Licensee's written approval of the estimate, Friday's will prepare the artwork (or cause the artwork to be prepared) and will provide to Licensee an invoice upon the completion of the artwork. Licensee shall pay to Friday's the amount of the invoice within thirty (30) days of receiving the invoice. If in the opinion of Friday's, it is necessary to modify artwork initially prepared by Licensee and submitted for approval, Friday's shall so notify Licensee. Licensee will either modify the artwork to the satisfaction of Friday's or agree to pay Friday's for making the required modifications.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

     I. CONFORMANCE WITH STANDARDS; COMPLIANCE WITH LAWS. Licensee represents, warrants and covenants that the Products shall at all times (i) conform in all material respects with the written standards of quality of Friday's provided to Licensee with respect to design, styling, packaging, labeling and sales promotion, as appropriate for high quality products of such type; (ii) conform to the statements made on the container and/or label of each such Product; (iii) be of uniform quality and fit for the purposes for which each such Product is intended; and (iv) be produced, packaged, labeled, distributed, promoted and advertised in compliance with all applicable laws, rules and regulations.

     J. REGISTRATION OF ARTWORK. In the event any presentation of the Proprietary Marks or design or artwork requires, in the reasonable judgment of Friday's, that Friday's apply to register such presentation in any jurisdiction in the Territory, Friday's shall bear the cost and expenses for each such application.

     K. APPROVAL STANDARDS. Whenever the approval of Friday's is required under this Agreement (unless otherwise expressly provided), such approval may not be unreasonably withheld or delayed.

     L. DAMAGED OR DEFECTIVE PRODUCTS. Licensee shall not knowingly sell, give-away or deliver to any person, firm, corporation or entity (except as expressly provided herein or with the prior written approval of Friday's) any materials displaying the Proprietary Marks that contain any damaged or defective Products. If any damaged or defective Products and/or any other materials displaying the Proprietary Marks are distributed by Licensee other than as authorized pursuant to the terms hereof, Friday's shall consult with Licensee to determine whether a Recall of the Product is appropriate under the circumstances.

     M. LICENSEE MARKS. Upon first obtaining the consent of Friday's, Licensee may use any proprietary mark owned by licensee ("Licensee Mark") in conjunction with the Proprietary Marks; PROVIDED, HOWEVER, that the Proprietary Marks must be displayed in a more prominent manner than the Licensee Marks. Nothing in this
Section is intended to give Licensee the right to register additional Licensee Marks for the purposes of circumventing the provisions of Section 5.G and
Section 15 of this Agreement. Licensee Marks shall not be subject to Section 5(G) of this Agreement.

6. MARKETING

     A. RESPONSIBILITY. Subject to the terms, conditions and limitations set forth herein, Licensee shall be solely responsible for marketing and promotional activities with respect to the Products in the Territory.

     B. MINIMUM EXPENDITURES. During the term of this Agreement, Licensee shall spend on consumer marketing and promotion of the Products an annual amount equal to not less than [*] of the Gross Sales for the previous 12 month period, or for the initial 12 month period, [*] of the Gross Sales for that period.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

     C. MARKETING AND DISTRIBUTION PROGRAM.

          1. Licensee shall provide to Friday's a written description of Licensee's planned marketing and distribution program covering the entire Term prior to marketing any of the Products. Such written description shall include a distribution list, identifying the types of entities to which Licensee will distribute the Products, as well as a description of the planned Products, advertising, marketing dates and promotions. Licensee shall not proceed with the implementation of the initial program or any substantial modification of its marketing and distribution program, including substantial changes in its distribution network, without obtaining the prior written approval of Friday's. If Friday's fails to approve any program or modification within forty-five (45) days of a written description of such program or modification, such failure shall be deemed to constitute approval of the proposed program or modification. Upon request from Friday's at any time, Licensee shall provide a list of its current customers and distributors for the Products.

          2. No Products may be used as Premiums, without prior written approval of Friday's. A detailed description of any such planned use of the Products, including, but not limited to, information about the quantity of merchandise involved and the purpose of the program, must be provided to Friday's. Notwithstanding the foregoing, Friday's shall be deemed to approve in advance the practice of providing up to [*] of each Product per store as "free fill," (where applicable) and no Earned Royalties shall be due on such Premiums. If Licensee fails to obtain prior written approval of Friday's of such use of the Products, Friday's shall have the option to require Licensee to pay full Earned Royalties on all Products used as Premiums.

     D. MARKETING DATE; DISTRIBUTION. Licensee shall use its best efforts to commence distribution of each category of Products through its Distribution Channels no later than thirty (30) days following the Marketing Date. Specifically, Licensee shall launch a minimum of three (3) products within one
(1) year of the Effective Date. Beginning on the Marketing Date, and continuing throughout the remainder of the Term, Licensee shall diligently and continuously market and distribute the Products utilizing the Proprietary Marks. Licensee shall at all times maintain the ability to supply, within a commercially reasonable time, the reasonably foreseeable demand for the Products. Licensee's failure to perform, as provided in this Section 6(D), shall not be deemed an Event of Default but shall instead give rise to Friday's early termination rights under Section 17(B)(3); provided, however, that if a reasonable extrapolation of Gross Sales to date suggests that Licensee shall achieve the Minimum Sales targets, and current selling activities are substantially consistent with Licensee's past activities, Friday's may not invoke this Section 6(D) to request an early termination.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

7. REPORTS, ROYALTIES, PAYMENTS, STATEMENTS

     A. PURPOSE. Licensee acknowledges and agrees that the Royalty Fee reflects, in part, certain expenses incurred or to be incurred by Friday's in providing services hereunder and the continued right to use the Proprietary Marks on the Products during the Term.

     B. MONTHLY SALES REPORT. Licensee shall provide Friday's on a monthly basis a sales report for the prior month by Product SKU.

     C. INTENTIONALLY OMITTED

     D. ROYALTY FEE. Within thirty (30) days following each March 31, June 30, September 30 and December 31 of the Term, Licensee shall pay to Friday's the Earned Royalties due from sales of the Products during the preceding quarter, except as set forth below. Friday's acknowledges that Licensee currently sells approximately $10 million per year of Tato Skins(R) brand snack chips as "Vending Products" within the Territory ("Vending Products" are defined as products which are both sold to vending distributors and are 1.75 ounces or less in stated weight). Licensee shall have the option in its sole and absolute discretion, exercisable upon written notice to Friday's and compliance with
Section 5 hereof, to cancel its separate distribution of Tato Skins(R) brand snack chips as Vending Products in favor of packaging and distributing substantially similar Products as Vending Products under the Proprietary Marks. Should Licensee exercise this conversion option, Licensee shall not be required for the term of this Agreement to pay Earned Royalties on and may deduct from the calculation of Gross Sales the sale of such Vending Products under the Proprietary Marks to the extent that Gross Sales of such Vending Products in a calendar quarter do not exceed the gross sales of the Tato Skins(R) brand Vending Products for the last corresponding seasonal quarter (i.e., 1st, 2nd, 3rd or 4th quarter) preceding the date of Licensee's written notice to Friday's under this subsection. By way of examples: (1) if Licensee's written notice is provided on June 30, 2000, Gross Sales of such Vending Products under the Proprietary Marks for the 3rd calendar quarter of 2000 equals $3,000,000, and quarterly gross sales of Tato Skins(R) brand Vending Products was $2,500,000 for the 3rd calendar quarter of 1999 (the corresponding quarter prior to Licensee's delivery of written notice under this Section), then Licensee would only pay
Royalty Fees based on Gross Sales equal to the difference -- $500,000 ($3,000,000 - $2,500,000); and (2) assuming same facts as in (1) above, and that Gross Sales of the Vending Products under the Proprietary Marks for the 4th calendar quarter of 2000 equals $2,000,000, and quarterly gross sales of Tato Skins(R) brand Vending Products was $2,100,000 for the 4th calendar quarter of 1999 (the corresponding quarter prior to Licensee's delivery of written notice under this Section), then Licensee would not pay any Royalty Fees based on the 4th quarter 2000 sales of the Vending Products.

     E. ROYALTY STATEMENT. The royalty statement shall include therein the product style number, SKU, product description, the unit price, class of distribution (mass market, grocery store, specialty, etc.), royalty rate, and total Royalty Fee due, and shall be signed by a duly authorized officer of Licensee and certified as accurate. Such statement shall show, by customer in the Territory, the total gross invoiced price of Products distributed or sold during the previous quarter, the amount of any discounts, allowances, non-payments (or amounts received with respect to previous non-payment amounts), credits and returns which are deducted therefrom and the computation of the amount of the Earned Royalties payable thereunder in respect of such Gross Sales


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED for such period. Such royalty statements shall be furnished to Friday's whether or not any Products have been sold during the period to which such statement relates.

     F. EARNED ROYALTY UPON TERMINATION. In the event of termination of this Agreement, within three (3) months after such termination, a statement indicating Gross Sales, customer payments and Earned Royalty earned during the period from the last regular statement until the date of termination. Fifteen
(15) days after such final statement, Licensee shall pay to Friday's the amount of any Earned Royalty accrued during this period.

     G. MANNER OF PAYMENT. All Payments shall be made in United States dollars by delivery of payment to Friday's at the address specified by Friday's from time to time. Payments shall be made: (i) as described elsewhere in Section 7 in the case of the Royalty Fee; or (ii) not more than thirty (30) days after date of invoice. Delinquent Payments shall bear interest from the due date until deposited at twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less.

     H. Intentionally Omitted

8. BOOKS, RECORDS AND USE OF FACILITIES

     A. BOOKS AND RECORDS. Licensee shall keep, maintain, and preserve, during the Term and for at least two (2) years thereafter, complete and accurate books of accounts and records covering all transactions relating to the license hereby granted, and Licensee's manufacture, distribution, sale, promotion and marketing of the Products, including, but not limited to, accounts and records of the computation of Gross Sales in accordance with generally accepted accounting principles (consistent with the definition of "Gross Sales" set forth in Section
1)  and  sales  by  Product,  by  retailer,   by  region  and  by  style  and/or
presentation.

     B. EXAMINATION AND AUDIT. Friday's and/or its duly authorized representatives shall have the right, during regular business hours, for the Term of this Agreement and for one (1) year thereafter, to examine such books of accounts and records and all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and the terms of this Agreement, and Friday's shall have free and full access thereto and the right to make extracts therefrom and to make photocopies thereof; PROVIDED, HOWEVER, that such access shall be limited to no more than one examination during any given calendar year, shall be taken upon no less than 30 days written notice to Licensee at a time convenient to Licensee, and shall not unduly disrupt Licensee's normal business activities. In the event of any underpayment or overpayment of Royalty Fee, such amount shall be paid or refunded, as appropriate, within thirty (30) days after such amount has been determined and agreed to by the parties; provided that Licensee shall pay interest on any underpayment from the date such underpayment was originally due until paid in full, at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. If any audit discloses an underpayment of Royalty Fees for the period subject to audit of five percent (5%) or more, Licensee shall reimburse Friday's (in addition to payment of such Royalty Fees)


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED for the actual and reasonable costs and expenses incurred in connection with such audit, including, without limitation, the actual and reasonable costs of travel and wage expenses of the auditors.

     C. INSPECTION OF LICENSEE'S FACILITIES. Friday's and/or its duly authorized representative shall have, during normal business hours, the right of reasonable access to Licensee's or its agent's production facilities, personnel, art facilities and stock patterns for use in design of the Products, at no charge to Friday's.

     D. INSPECTION OF MANUFACTURING FACILITIES. Friday's and/or its duly authorized representatives shall have the right, during normal business hours, for the duration of the Term of this Agreement, to inspect all facilities utilized by Licensee in connection with its manufacture or distribution of the Products pursuant to this Agreement and to examine the Products in process, in manufacture, in distribution and when offered for sale.

9. SALES BY LICENSEE AFTER TERMINATION OR EXPIRATION OF AGREEMENT

     A. SALES AFTER TERMINATION OR EXPIRATION. Upon any termination or the expiration of this Agreement, all of the rights of Licensee hereunder shall terminate, except that Licensee shall be entitled, for an additional period of two (2) months pursuant to the terms and conditions hereof, to sell, under the Proprietary Marks, but on a non-exclusive basis, reasonable volumes (including raw materials and work in process) of the Products (such volume shall not be materially different from historic sales and inventory levels) on hand on the date of termination or expiration, subject to payment of Earned Royalties on sales during such additional period. Except as provided in the first sentence of this Section 9.A., upon any termination or the expiration of this Agreement, Licensee shall immediately discontinue all use of the Proprietary Marks and shall no longer have the right to use the Proprietary Marks or any variation or simulation thereof.

     B. RETURN OF PROMOTIONAL MATERIALS AND PRODUCTS. Upon any termination or the expiration of this (a) Agreement, and (b) the passage of the two (2) month period specified in Section 8.A., all unused labels, artwork, packaging, advertising, promotional materials and all other materials bearing the Proprietary Marks and the unsold Products shall be destroyed by Licensee, and in each case certified by Licensee to Friday's as destroyed.

     C. No Sales After termination Due to Certain Defaults. Notwithstanding the provisions of Section 9.A., in the event of a termination hereof by reason of Licensee's default with respect to Licensee's (i) use or presentation of the Proprietary Marks, or (ii) production of Products which do not meet the standards of Friday's, all rights of Licensee hereunder shall immediately terminate and Licensee shall have no right to sell any remaining inventory (including raw materials or work in process), all of which shall be delivered to a location designated by Friday's, at Licensee's expense.

     D. ROYALTY FEE OBLIGATION. Friday's right to enforce and collect any Royalty Fee or other amounts accrued but not paid shall not be waived, abridged or limited by any termination of this Agreement.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

10. REPRESENTATIONS OF FRIDAY'S

     Friday's hereby represents and warrants that:

     A. Friday's is a corporation duly organized and validly existing under the laws of the State of New York.

     B. Friday's has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Friday's and the consummation of the transactions contemplated hereby have been duly authorized. This Agreement constitutes a valid and binding obligation of Friday's and no other act, approval or proceedings on the part of Friday's or any other person or entity is required to authorize the execution and delivery of this Agreement by Friday's or the consummation of the transactions contemplated hereby.

     C. TGIFM owns the registrations of, or has applied or will apply to register; the Proprietary Marks identified in Exhibit "A".

     D. Friday's has the full right, power and authority to grant the rights, licenses and privileges hereby granted to Licensee. This Agreement and the execution and delivery of this Agreement by Friday's do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of or constitute a default (whether with notice or with the passage of time or both) or require any consent under (i) Friday's Articles of Incorporation or By-laws, (ii) any law or regulation to which Friday's or any of its subsidiaries is subject, or (iii) any provision of any indenture, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Friday's or any of its subsidiaries is a party or by which Friday's or any of its subsidiaries or any of their respective assets or properties is bound.

     E. Friday's has not heretofore granted to any other party any right, license or privilege with respect to the Proprietary Marks which is in conflict with the rights granted to Licensee herein and, subject to the terms and conditions hereof, will not do so during the Term of this Agreement.

11. REPRESENTATIONS OF LICENSEE

     Licensee hereby represents and warrants that:

     A. Licensee is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

     B. Licensee has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Licensee and the consummation of the transactions contemplated hereby have been duly authorized. This Agreement constitutes a valid and binding obligation of Licensee and no other act,


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED approval or proceedings on the part of Licensee or any other person or entity is required to authorize the execution and delivery of this Agreement by Licensee or the consummation of the transactions contemplated hereby.

     C. This Agreement and the execution and delivery of this Agreement by Licensee do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of or constitute a default (whether with notice or with the passage of time or both) or require any consent under (i) Licensee's Articles of Incorporation or By-laws, (ii) any law or regulation to which Licensee or any of its subsidiaries is subject, or (iii) any provision of any indenture, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Licensee or any of its subsidiaries is a party or by which Licensee or any of its subsidiaries or any of their respective assets or properties is bound.

     D. As between Licensee and Friday's, Friday's is the owner of the trade, service or other marks and names (including the Proprietary Marks) used on or for said Products, except for Licensee Marks which shall remain owned by Licensee.

     E. Intentionally Omitted

12. INDEMNIFICATION

     A. INDEMNIFICATION BY FRIDAY'S. Friday's does hereby indemnify Licensee against and agree to save, defend and hold Licensee harmless of and from all Trademark Damages incurred in connection with a Trademark Action; PROVIDED, HOWEVER, that, as express conditions precedent to such indemnity, Licensee shall
(i) promptly advise Friday's of such Trademark Action; and (ii) fully cooperate with Friday's and its representatives in the defense or settlement of the Trademark Action; provided, however, that Licensee's reasonable out of pocket costs, if any, incurred in providing such cooperation shall be reimbursed by Friday's. Friday's shall have the right (to the exclusion of Licensee) to (a) select such counsel and other representatives to represent Friday's and Licensee in connection with the Trademark Action (provided that Licensee may elect, at its expense, to participate in the defense of the Trademark Action through counsel of its own choosing); (b) make all decisions, judgments and elections in connection with the Trademark Action; and (c) settle or compromise the Trademark Action in its sole DISCRETION, provided such settlement does not materially impair Licensee's rights or benefits under this Agreement.

     B. INDEMNIFICATION BY LICENSEE. Licensee does hereby indemnify Friday's against and agree to save and hold Friday's harmless of and from any and all claims, demands, causes of action, liabilities, damages, costs and expenses (including reasonable counsel and attorneys' fees and expenses) which may be asserted by third parties against Friday's, or which Friday's may sustain or incur in any action or claim against Friday's by third parties, for or by reason of any breach of the terms of this Agreement or acts or omissions sounding in tort (including negligence, defective product liability or intentional torts) committed by Licensee or any of its representatives, agents or employees in connection with Licensee's performance under this Agreement; provided, however, that, as express conditions precedent to such indemnity, Friday's shall (i)


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED promptly advise Licensee of such Action; and (ii) fully cooperate with Licensee and its representatives in the defense or settlement of the Action; provided, however, that Friday's reasonable out of pocket costs, if any, incurred in providing such cooperation shall be reimbursed by Licensee. Licensee shall have the right (to the exclusion of Friday's) to (a) select such counsel and other representatives to represent Licensee in connection with the Action (provided that Friday's may elect, at its expense, to participate in the defense of the Action through counsel of its own choosing); (b) make all decisions, judgments and elections in connection with the Action; and (c) settle or compromise the Action in its sole discretion, provided such settlement does not materially impair Friday's rights or benefits under this Agreement. Licensee's liability under this Section 12(B) shall be capped at the greater of: (i) the minimum umbrella liability insurance coverage amount set forth in Section 13; or (ii) Licensee' actual minimum umbrella liability insurance coverage at the time of the relevant claim.

13. INSURANCE

     A. INSURANCE. Licensee agrees to carry product liability insurance with limits of liability of not less than $1,000,000.00 per person and $2,000,000.00 per accident, plus an initial $10,000,000.00 in umbrella liability coverage [*], and Friday's shall be named therein as an additional insured party as its interest may appear.

     B. CERTIFICATE OF INSURANCE. Prior to the Effective Date of this Agreement, certificates issued by Licensee's insurance company evidencing the insurance required above shall be provided to Friday's. Such certificate shall set forth, minimally, the amount of insurance, the additional insured endorsement, the policy number, the date of expiration, and an endorsement that Friday's shall receive thirty (30) days written notice prior to termination, reduction or material modification of the coverage. The certificates shall bear an inked signature. Facsimile or photocopied certificates will not be acceptable. Certificates shall be furnished to Friday's upon renewal of insurance. In the event Licensee has not provided its certificate of insurance as required herein, Friday's shall have the right to procure such coverage and charge the expense incurred to Licensee and/or terminate this Agreement.

14. CONFIDENTIAL INFORMATION

     A. CONFIDENTIAL INFORMATION. From time to time one party hereto may disclose or furnish to the other party hereto certain Confidential Information. Friday's and Licensee specifically acknowledge and agree that, except as specifically authorized in this Agreement or otherwise authorized in writing by the disclosing party, (i) neither of the parties shall have any rights whatsoever in and to the Confidential Information so disclosed or furnished by the other, (ii) at all times the Confidential Information shall be regarded as and treated in a strictly confidential manner, and (iii) so long as such Confidential Information is not publicly known, neither party shall disclose, or divulge, or permit any of its agents, employees, or representatives to use for their own account, or otherwise disclose or divulge, any of such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except as may be required by law. In the event of a material breach by either party of the provisions of this Section, and the failure of the party in breach to cure the breach within the time allowed, then


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
in addition to any other right or remedy available to it, the aggrieved party shall be entitled to terminate this Agreement and/or obtain injunctive relief against the breaching party. Notwithstanding the foregoing, Licensee's Confidential Information shall not include any proposed presentation of the Proprietary Marks (or any other mark suggested by Licensee to be used hereunder) suggested or furnished by Licensee and all such presentations shall be the sole and exclusive property of Friday's.

     B. LIMITED DISCLOSURE. A party (the "receiving party") may disclose Confidential Information of the other party (the "disclosing party") only to those of receiving party's employees who strictly need to know such information to enable the receiving party to implement and enjoy its full rights and licenses under this Agreement, but only to the extent reasonable under the circumstances and only in accordance with and upon conditions designed to ensure the confidentiality of such information. Each party will adopt and implement all reasonable procedures prescribed from time to time by the other party to prevent unauthorized use, disclosure of or access to the Confidential Information.

     C. IMPROPER DISCLOSURE. Each receiving party agrees to promptly notify the disclosing party when it becomes aware of any use or disclosure (whether through negligence or otherwise) of any Confidential Information of the disclosing party and to notify disclosing party of the action receiving party intends to take to prevent or stop such use or disclosure. A receiving party shall have the obligation to take timely and vigorous legal and other appropriate action at its expense against any and all persons who either wrongfully use or wrongfully disclose any portion of the Confidential Information, existing on the date hereof or later originated, which was divulged to receiving party under this Agreement and misappropriated from receiving party, and the disclosing party agrees to reasonably cooperate with the receiving party in the taking of such action. In the event that the disclosing party is not reasonably satisfied that the receiving party's actions will adequately protect and preserve the secret and confidential nature of the disclosing party's Confidential Information, then the disclosing party shall at the receiving party's expense have the right to take reasonable action and the receiving party shall at its own expense provide all necessary assistance to the disclosing party.

     D. RETURN OF CONFIDENTIAL INFORMATION. In the event of the expiration or any termination of this Agreement, each receiving party agrees, for itself and its employees, agents, directors and other representatives, at the disclosing party's request, to immediately deliver to the disclosing party all written and other tangible originals and copies of the Confidential Information of the disclosing party, and to not retain any copies thereof.

     E. DURATION. Notwithstanding anything to the contrary contained in this Agreement, the enforceability of the provisions of this Section shall commence on the Effective Date and shall survive the expiration or any termination of this Agreement or any license granted hereunder. The provisions of this Section shall be in addition to, and not in lieu of, any and all common law, statutory or other rights of confidentiality to which Friday's and Licensee may be entitled.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

15. REMEDIES

     EQUITABLE REMEDIES. It is expressly agreed that each party would suffer irreparable harm from a material breach by the other of any of its covenants contained in this Agreement, and that remedies other than injunctive relief cannot fully compensate or adequately protect a party for such a violation. Therefore, without limiting the rights of a party to pursue all other legal and equitable remedies available for violation of this Agreement, in the event of actual or threatened breach by a party of any of the provisions of this Agreement, the breaching party consents that the non-breaching party shall be entitled to injunctive or other relief in order to enforce or prevent any such violation or continuing violation thereof each party acknowledges and agrees that the provisions of this Section are reasonable and necessary and commensurate with the need to protect the other party against irreparable harm and to protect its legitimate and proprietary business interests and property.

16. ASSIGNMENT

     A. ASSIGNMENT BY LICENSEE (ACQUISITION/MERGER). Upon prior sixty (60) day written notice to Friday's, Licensee may assign or transfer to any corporation which is or becomes a wholly owned subsidiary or parent of Licensee, or which survives a merger in which Licensee participates, or to any corporation or other person or business entity which acquires all or substantially all of the assets of Licensee; PROVIDED, HOWEVER, that the party to whom such assignment is made agrees to comply in full with the obligations of Licensee hereunder, and in particular the Minimum Sales, the insurance provisions set forth in Section 13 and the marketing minimum expenditures set forth in Section 6.B. of this Agreement. [*].

     B. AGREEMENTS TO ASSIST IN MANUFACTURING, SALE AND DISTRIBUTION. Upon prior sixty (60) day written notice to Friday's, Licensee and Subsidiary may enter into agreements with agents to assist in the manufacturing, sale and distribution of the Products in the Territory. Licensee shall impose upon all such third parties quality controls and all other obligations regarding the manufacture, sale and distribution of the Products imposed upon Licensee pursuant to this Agreement. Licensee shall be liable for the breach by any such third party of the terms hereof or the improper or unauthorized use of the Proprietary Marks or Confidential Information by any such third party as if such breach or unauthorized use was committed by Licensee. If Friday's learns of a breach or unauthorized use by any such party, it shall provide prompt written notice to Licensee to enable Licensee to cure and minimize any damages caused by such breach or unauthorized use.

     C. OTHER ASSIGNMENTS BY LICENSEE VOID. Any mortgage, pledge, hypothecation, encumbrance or other assignment, transfer or sub-contract of this Agreement to any third party or assignee by Licensee shall be void.

     D. ASSIGNMENT BY FRIDAY'S. Friday's may assign this Agreement, or any of its rights or obligations herein, to any person or entity without Licensee's consent; PROVIDED, HOWEVER, that any such assignment shall not affect Licensee's rights hereunder.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

17. DEFAULT AND TERMINATION

     A. DEFAULT.  The following  shall  constitute  events of default under this
Agreement:

          (1) If Licensee violates any of its obligations under this Agreement, including, without limitation, the failure to timely make any payment due or submit any royalty statement when due as required hereunder, and such failure continues for a period of ten (10) Business Days after delivery of written notice of such failure by Friday's;

          (2) If Licensee is unable to pay its obligations when due, makes any assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is the subject of an involuntary bankruptcy petition (which remains undismissed for 60 days), is adjudicated bankrupt or insolvent or have any receiver, liquidator, or trustee in bankruptcy or insolvency appointed for its business or property;

          (3) In the event that a party commits a material breach of any provision of this Agreement which is not cured within thirty (30) days after receipt of written notice of such breach from the non-breaching party.

     B. TERMINATION.

          1. A non-defaulting party may terminate this Agreement upon the occurrence of an event of default under this Agreement.

          2. In addition, Friday's may terminate this Agreement upon 60 days prior notice if Licensee shall fail to achieve a Minimum Sales target; provided, however, that: (i) such failure shall not be deemed a breach of this Agreement by Licensee but merely a condition subsequent giving rise to the foregoing early termination rights; [*].

          3. In addition,  Friday's may terminate  this Agreement upon notice if
     (1) Licensee does not commence in good faith to manufacture, distribute or sell each category of Product and utilize each of the Proprietary Marks in connection therewith through its Distribution Channels in the Territory on or before the Marketing Date (except to the event such delay or failure is caused by Friday's failure to grant prompt requested approvals as required under this Agreement), and such failure continues for a period of thirty
     (30) days after delivery of written notice of such failure by Friday's, or if (2) Licensee fails to comply with Section 6(D) or otherwise fails to sell a reasonable assortment of the Products utilizing each of the Proprietary Marks through its Distribution Channels in the Territory, and such failure continues for a period of thirty (30) days after delivery of written notice of such failure by Friday's; provided, however, in each case that if a reasonable extrapolation of Gross Sales to date suggests that Licensee shall achieve the Minimum Sales targets, and current selling activities are substantially consistent with past activities, Friday's shall not invoke this paragraph to terminate the Agreement; and provided further, that Licensee's failure to perform, as provided in this Section 17(B)(3) or Section 6(D), shall not be deemed a breach of this Agreement by Licensee but merely a condition subsequent giving rise to the foregoing early termination rights.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

          4. In addition, Licensee may terminate this Agreement upon notice if Friday's shall, in a commercially unreasonable manner, either (1) fail to grant the requested approvals for at least two Products by the Marketing Date, or (2) deny requested approvals of marketing or distribution plans, in each case to the material prejudice of Licensee, and such failure continues for a period of forty five (45) days after delivery of written notice of such failure by Friday's; provided, however, that Friday's failure to perform, as provided in this Section 17(B)(4), shall not be deemed a breach of this Agreement by Friday's but merely a condition subsequent giving rise to the foregoing early termination rights.

     C. TERMINATION DUE TO BANKRUPTCY. In the event this Agreement is terminated by Friday's pursuant to this Section 17.A.2, neither Licensee nor its receivers, representatives, trustees, agents, administrators, successors and/or assignees shall have any right to exploit or in any way use the Proprietary Marks in connection with the advertising, promotion or sale of the Products, or otherwise.

     D. TERMINATION OF RIGHTS. Immediately upon termination of the Agreement pursuant to this Section, all rights of the parties hereunder shall immediately terminate, except for any post-termination rights (if any) described in Section 8.

     E. TERMINATION DUE TO NEGATIVE IMPACT ON FRIDAY'S BRAND OR RESTAURANT SALES. In the event this Agreement and Licensee's performance hereunder negatively impacts the Friday's brand and/or restaurant sales, as reasonably demonstrated and/or quantified to Licensee by Friday's, Friday's may terminate this Agreement upon thirty (30) days' written notice to Licensee. A termination under this Section 17.E. shall not be deemed an event of default under this Agreement.

     F. TERMINATION DUE TO NEGATIVE IMPACT ON LICENSEE'S BRANDS OR OTHER PRODUCT SALES. In the event this Agreement and Licensor's performance hereunder negatively impacts the Licensee's own brands and/or other product sales, as reasonably demonstrated and/or quantified to Friday's by Licensee, Licensee may terminate this Agreement upon thirty (30) days' written notice to Friday's. A termination under this Section 17.F. shall not be deemed an event of default under this Agreement.

18. FORCE MAJEURE

     No party shall be liable for any delay or failure of performance caused principally by reason of Acts of God, civil commotion, riot, strike, moratorium, war, revolution or any other cause beyond its control. Nothing herein shall excuse any delay in the payment of any amounts (including payment of any Royalty
Fees) due hereunder.

19. BROKERS

     Friday's, or Friday's Representative as the case may be, and Licensee each represents and warrants to the other that it has not employed or dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and each agrees to indemnify and hold the other harmless


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
from any and all liabilities (including, without limitation, reasonable attorneys' fees and disbursements paid or incurred in connection with any such liabilities), brokerage commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

20. DISPUTE RESOLUTION

     A. GOOD FAITH NEGOTIATION/SENIOR REPRESENTATIVES. IN THE EVENT OF ANY DISPUTE OR DIFFERENCE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH THEREOF, THE PARTIES HERETO SHALL USE THEIR BEST EFFORTS TO SETTLE SUCH DISPUTES OR DIFFERENCES IN GOOD FAITH NEGOTIATIONS, KEEPING IN MIND THEIR MUTUAL INTERESTS, IN ORDER TO REACH A JUST AND EQUITABLE RESOLUTION OF THE DISPUTE OR DIFFERENCE SATISFACTORY TO BOTH PARTIES. EITHER PARTY MAY MAKE A WRITTEN REQUEST TO THE OTHER BY SENDING NOTICE THEREOF FOR A MEETING OF SENIOR REPRESENTATIVES (I.E. OFFICERS WHOSE POSITIONS ARE AT THE LEVEL OF VICE-PRESIDENT OR ABOVE) TO RESOLVE THE PARTIES' DIFFERENCES. SUCH MEETING SHALL TAKE PLACE WITHIN FIFTEEN
(15) DAYS OF RECEIPT OF SUCH NOTICE AT A TIME AND LOCATION ACCEPTABLE TO BOTH PARTIES.

     B. CONCILIATION/MEDIATION. IF WITHIN THIRTY (30) DAYS AFTER A MEETING OF THE SENIOR REPRESENTATIVES, THE PARTIES HAVE NOT SUCCEEDED IN NEGOTIATING A RESOLUTION OF THE DISPUTE OR DIFFERENCE, THE PARTIES SHALL JOINTLY APPOINT A MUTUALLY ACCEPTABLE NEUTRAL PERSON NOT AFFILIATED WITH EITHER OF THE PARTIES (THE "NEUTRAL"), SEEKING ASSISTANCE IN SUCH REGARD FROM THE INTERNATIONAL CHAMBER OF COMMERCE IF THE PARTIES ARE UNABLE TO AGREE UPON SUCH APPOINTMENT WITHIN FORTY (40) DAYS AFTER THE MEETING OF THE SENIOR REPRESENTATIVES. THE FEES OF THE NEUTRAL SHALL BE SHARED EQUALLY BY THE PARTIES.

     C. ARBITRATION. ALL DISPUTES LEFT UNRESOLVED AFTER CONSULTATION/MEDIATION ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE FINALLY SETTLED UNDER THE RULES OF ARBITRATION OF THE AMERICAN ARBITRATION ASSOCIATION BY ONE ARBITRATOR WITH INDUSTRY EXPERIENCE APPOINTED IN ACCORDANCE WITH THE SAID RULES. THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES SHALL GOVERN THE CONSTRUCTION AND INTERPRETATION OF THIS AGREEMENT.

          1. EITHER PARTY MAY REQUEST FROM THE ARBITRATOR INJUNCTIVE RELIEF TO MAINTAIN THE STATUS QUO UNTIL SUCH TIME AS THE ARBITRATION AWARD IS RENDERED OR THE DISPUTE IS OTHERWISE RESOLVED. THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO AWARD PUNITIVE DAMAGES.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

          2. EACH PARTY SHALL BEAR ITS OWN COSTS AND ATTORNEYS' FEES, AND THE PARTIES SHALL SHARE EQUALLY THE FEES AND EXPENSES OF THE ARBITRATOR. THE ARBITRATOR'S DECISION AND AWARD SHALL BE FINAL AND BINDING, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

          3. IF ANY PARTY FILES A JUDICIAL OR ADMINISTRATIVE ACTION ASSERTING CLAIMS SUBJECT TO ARBITRATION, AS PRESCRIBED HEREIN, AND THE OTHER PARTY SUCCESSFULLY STAYS SUCH ACTION AND/OR COMPELS ARBITRATION OF SAID CLAIMS, THE PARTY FILING SAID ACTION SHALL PAY THE OTHER PARTY'S COSTS AND EXPENSES INCURRED IN SEEKING SUCH STAY AND/OR COMPELLING ARBITRATION, INCLUDING REASONABLE ATTORNEYS' FEES.

21. RELATIONSHIP OF PARTIES/INDEPENDENT OPERATION

     A. LICENSE ONLY/NO OBLIGATION TO PURCHASE. Each party hereto acknowledges that this Agreement is a contract designed to permit the use by Licensee of the Proprietary Marks for the purpose of manufacturing, marketing, distributing and selling the Products to the Distribution Channels. The parties expressly acknowledge that there is no agreement or understanding with respect to the sale to or use by Friday's of any product manufactured and sold by Licensee and that this Agreement is not intended to, nor will it, induce the purchase by Friday's of Licensee's products or exclude the purchase by Friday's of products produced by any other supplier of such products.

     B. NO LIABILITY FOR ACTS OF OTHER PARTY. Licensee shall not employ the name of Friday's or use any of the Proprietary Marks in signing any contract, application for any license permit, or in any manner that may result in liability of Friday's for any indebtedness or obligation of Licensee, nor will Licensee use such Proprietary Marks in any way not expressly authorized herein. Except as expressly authorized in writing, neither Friday's nor Licensee shall make any express or implied agreements, warranties, guarantees or representations, or incur any debt in the name of or on behalf of the other, or represent that their relationship is other than that of licensor and licensee, as set forth in this Agreement, and neither Friday's nor Licensee shall be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized by such party in writing, nor shall Friday's be obligated for any damages to any person or property directly or indirectly arising out of the business authorized by or conducted pursuant to this Agreement.

     C. TAXES. Friday's shall have no liability for any sales, use, service, occupation, excise, income, property or VAT taxes, whether levied upon Licensee or Licensee's property, or upon Friday's in connection with the sales made or business conducted by Licensee (except any taxes Friday's is required by law to collect from Licensee with respect to purchases from Friday's). Payment of all such taxes shall be the responsibility of Licensee.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

     D. INDEPENDENT CONTRACTORS. The parties hereto are independent contractors. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other.

22. PROPRIETARY MARKS

     A. USE. Friday's shall provide to Licensee, at no charge, a copy of Friday's Style Guide. Licensee shall use the Proprietary Marks in accordance with Friday's Style Guide and shall observe any additional written directions given by Friday's as to color and size of the representations of the Proprietary Marks and the manner and disposition thereof on the Products. Upon termination of this Agreement, Licensee shall return the Friday's Style Guide to Friday's.

     B. IDENTIFICATION OF OWNERSHIP. Licensee shall ensure that, where it is practical to do so, the use of the Proprietary Marks shall be accompanied by a statement indicating that the Proprietary Marks are the property of Friday's.

     C. REGISTRATION; PROTECTION OF PROPRIETARY MARKS. Notwithstanding any other provision hereof, Licensee agrees that prior to utilizing the Proprietary Marks in any way, Licensee shall (i) in cooperation with Friday's and at Friday's expense, take all steps reasonably necessary, including, without limitation, the effecting of any required filings or registrations with any required or appropriate governmental authorities, to protect the Proprietary Marks to the fullest extent possible under the laws of the jurisdiction in the Territory in which the Proprietary Marks are to be used, and (ii) implement such operational procedures with respect to display and utilization of the Proprietary Marks, in packaging, advertising and otherwise, as are reasonable to protect the
Proprietary Marks to the fullest extent possible under the laws of the jurisdiction in the Territory in which the Proprietary Marks are to be used. For purposes hereof, the words "to protect the Proprietary Marks to the fullest extent possible," or words of similar import, shall include, without limitation, such actions as will (a) prevent any other party from claiming any right to utilize such name, and (b) prevent the Proprietary Marks from falling into the "public domain."

     D. NO  REPRESENTATIONS.  Licensee  acknowledges that except as set forth in
Section 10, Friday's has made no representations regarding the validity, use or status of the Proprietary Marks, Confidential Information or Products in any jurisdiction within the Territory, including specifically, without limitation, whether or not such use would infringe upon any rights of any nature of any other party under any law, registration, regulation, or common or general law applicable within such jurisdiction.

23. PURCHASE OPTION

     Friday's or Friday's franchisees shall have the option (but not obligation) to purchase from Licensee for use by Friday's in the exercise of any rights reserved or otherwise retained by Friday's pursuant to this Agreement, any and all Products on which or in connection with which the Proprietary Marks are used in reasonable quantities from available stock at the best price given by


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Licensee to any of Licensee's customers, minus ten percent (10%); PROVIDED, HOWEVER, if such Products are being purchased by Friday's or Friday's franchisees as Premiums or for non-resale, promotional uses, the purchase price shall be the lower of (i) the price indicated above, or (ii) Licensee's cost of manufacture plus twenty percent (20%). Sales to Friday's or Friday's franchisees shall not be included in Gross Sales. Section 21(C) shall not apply to any such purchases by Friday's; Friday's and its franchisees shall be responsible for all sales, use and similar taxes applicable to such purchases.

24. GOVERNING LAW; JURISDICTION

     THIS AGREEMENT AND THE LEGAL RELATIONSHIP BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

25. MISCELLANEOUS

     A. DESCRIPTIVE HEADINGS AND REFERENCES. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. All references herein to the masculine, neuter or singular shall be construed to include masculine, feminine, neuter or plural.

     B. COUNTERPARTS AND BINDING EFFECT. For the convenience of the parties, any number of counterparts of this Agreement may be executed by one or more parties hereto; not all parties need execute the same counterpart of this Agreement; all of such executed counterparts shall together constitute one and the same Agreement; and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

     C. NOTICES. All notices, consents, requests, instructions, approvals and other communications (collectively "Notice") required or allowed hereby or provided for herein must be made in writing and sent by (i) United States Mail, by registered or certified mail, return receipt requested, (ii) a reputable overnight delivery service, or (iii) hand delivery or = courier, to the addressee of such Notice, at the applicable address(es) indicated below, or to such other address as any party hereto may, from time to time, designate in a written Notice to other parties, delivered in a like manner.

                  Friday's:  TGI Friday's Inc.
                             Attn:  General Counsel
                             7540 LBJ Freeway, Suite 100
                             Dallas, Texas 75251 USA
                             Fax: (972) 450-5636


                  Licensee:  Poore Brothers, Inc.
                             Attention: Eric Kufel
                             3500 S. La Cometa Drive
                             Goodyear, AZ 85338
                             Fax: 1-623-925-2363


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Notice given as set forth in clause (i) above shall be deemed delivered three Business Days after deposit in the United States Mail, and notices sent as set forth in clauses (ii) and (iii) above shall be deemed delivered as of the Business Day following transmission. A party giving Notice hereunder by one of the methods described above may also elect to give Notice by telecopier or other means and Notice by such means shall be deemed given as of the date of actual delivery to the address of the recipient, as reflected in any records that shall show the fact of and time of delivery with reasonable detail and accuracy.

     D. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and the respective heirs, personal representatives, successors or permitted assignees of the parties hereto.

     E. THIRD-PARTY BENEFICIARIES. Nothing in this Agreement shall entitle any person, other than the parties to this Agreement and their respective successors and permitted assignees, to any claim, cause of action, remedy or right of any kind under this Agreement.

     F.   MODIFICATION  OF  AGREEMENT.   This  Agreement  may  not  be  changed,
discharged, modified, terminated or renewed, except by a written instrument signed by Friday's and Licensee.

     G. NON-WAIVER. No waiver by either party, whether express or implied, of any provision in this Agreement, or of any breach or default, shall constitute a continuing waiver of such provision or of any other provisions of this Agreement.

     H. COMPLETE AGREEMENT. This Agreement (including the attached Exhibits) sets forth the complete agreement of the parties hereto and there exists no other written or oral agreement as to the subject matter hereof.

     I. SEVERABILITY. If any term, clause or provision of this Agreement should be held or judged by a court or authority having jurisdiction over the parties or over this Agreement to be illegal, invalid or unenforceable, such unenforceable term, clause or provision shall not affect the validity of any other terms, clauses or provisions of this Agreement.

     J. INTENTIONALLY OMITTED.

     K. WAIVER. No waiver of any of the provision of this Agreement shall be valid unless in writing signed by the party against the waiver is sought to be enforced. No waiver by either party of any breach of or failure to perform shall be deemed a waiver as to any subsequent breach or failure of performance.

     L. INTENTIONALLY OMITTED

     M. COMPLY WITH LAWS OF TERRITORY. Each party agrees to comply with the laws of the Territory.

     N. ASSIGNMENTS AND SUB-LICENSES. Except as otherwise provided in Section 16, Licensee shall not assign, transfer or sub-license any of its rights under this Agreement or delegate any of its obligations under this Agreement without Friday's prior written approval. Any assignment, transfer, sub-license or delegation made by Licensee without Friday's prior written approval shall be void ab initio and constitute a material breach of this Agreement.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

     O. SURVIVAL. Licensee's obligations and agreements under Sections 3, 7.F., 8, 9.A., 12 and 14, and Friday's obligations under Sections 12 and 14 shall survive the termination or expiration of this Agreement.

     P. RIGHTS CUMULATIVE. Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity.

     Q. INTENTIONALLY OMITTED.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

         FRIDAY'S:                                      LICENSEE:
         ---------                                      ---------

         TGI FRIDAY'S INC.,                             Poore Brothers, Inc.
         A New York corporation                         A Delaware corporation

By:                                            By:
    ----------------------------------             -----------------------------

Name:                                          Name:
      --------------------------------               ---------------------------

Title:                                         Title:
       -------------------------------                --------------------------

                                   EXHIBIT "A"

     Any and all registrations or applications for the Proprietary Marks are held in the name of TGI Friday's of Minnesota, Inc. ("TGIFM"), a wholly owned subsidiary of Friday's.

                                  UNITED STATES
                                PROPRIETARY MARKS

TRADEMARK                       CLASS                              STATUS          REGISTRATION/APPLICATION #
---------                       -----                              ------          --------------------------
Friday's                        30 (Note 1)                        Pending         75/417,743
T.G.I. Friday's                 30 (Note 1)                        Pending         75/417,742
T.G.I. Friday's & Design        30 (Note 1)                        Pending         75/418,630
Friday's                        29 (Note 2)                        Registered      2,294,718
T.G.I. Friday's                 29 (Note 2)                        Registered      2,294,717
T.G.I. Friday's & Design        29 (Note 2)                        Registered      2,300,670
Friday's                        42 (Restaurant & bar services)     Registered      977,903
T.G.I. Friday's                 42 (Restaurant & bar services)     Registered      925,656
T.G.I. Friday's & Design        42 (Restaurant & bar services)     Registered      1,902,042

NOTE 1. This application covers the following goods: Fresh and frozen appetizers consisting of pasta, dumplings or tortillas containing cheese, vegetables, meat and/or other fillings; sauces, excluding cranberry sauce and applesauce; ice cream; condiments, seasonings, seasoning mixes, spices and marinades.

NOTE 2. This registration covers the following goods: Fresh and frozen appetizers consisting primarily of vegetables, meat and/or cheese; dairy-based dips; and soups.

     We are preparing the applications for FRIDAY'S, T.G.I. FRIDAY'S and T.G.I. FRIDAY'S & DESIGN for filing with the United States Patent and Trademark Office. These applications will cover specific goods in "Class 30" that specifically relate to the Products licensed in this Agreement.

     Licensee and each Principal acknowledge that there can be no assurance that TGIFM will succeed in obtaining or maintaining registrations of the Proprietary Marks FRIDAY'S, T.G.I. FRIDAY'S, T.G.I. FRIDAY'S & DESIGN or any other Proprietary Marks in the United States.

     TGIFM shall pursue registrations in the United States of the Proprietary Marks FRIDAY'S, T.G.I. FRIDAY'S, T.G.I. FRIDAY'S & DESIGN and any other Proprietary Marks in the manner and to the extent determined by Friday's or TGIFM in its sole discretion. The failure of Friday's or TGIFM to obtain registration of any Proprietary Mark shall not be actionable by Franchisee or any Principal. Nothing herein shall require that Friday's or TGIFM pay any monies to any party to secure any such registration. Friday's or TGIFM may abandon any applications or registrations for the Proprietary Marks at any time, without notice to, or consent of, Licensee or any Principal.

     Neither Friday's nor TGIFM shall incur any liability or obligations to Licensee or any Principal by reason of (i) any of the foregoing or (ii) the ownership of, or application for ownership of, the Proprietary Marks.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                   EXHIBIT "B"

                             SUBCONTRACTOR AGREEMENT

     This Agreement is between _______________________ ("Licensee"), a Licensee of TGI FRIDAY'S, INC., ("Friday's"), a New York corporation, and _______________________("Subcontractor"), Licensee's independent contractor, whose address is _________________________________, who is to manufacture or produce products which will bear or otherwise incorporate the trademarks owned by Friday's ("Proprietary Marks"). Hereinafter such licensed products shall be referred to as "Products".

     Subject to the terms and conditions of the License Agreement between Licensee and Friday's ("License"), Subcontractor may produce Products for sale and/or distribution only to Licensee. Any other use, production, distribution, and/or sale of the Products may not be made unless with the express written authorization from Friday's.

     Subcontractor acknowledges that the Proprietary Marks are owned by Friday's and agrees not to contest the validity or distinctiveness of any trademark or assert ownership in any of the Proprietary Marks or anything confusingly similar. Subcontractor recognizes the goodwill associated with the Proprietary Marks and agrees that any use of such Proprietary Marks shall inure to the benefit of Friday's. Subcontractor agrees that any materials or information it receives relating to Friday's or the Proprietary Marks shall be deemed confidential and shall be protected as such.

     All Products manufactured or produced by Subcontractor for Licensee shall be subject to all of the terms and conditions of the License.

     Subcontractor shall maintain separate, accurate records of all transactions arising out of the manufacture, distribution, and/or sale of the Products ("Records"). Such Records shall be made available for inspection and audit by Friday's or its designee during normal business hours to verify Subcontractor's records and to ensure that there have been no unauthorized uses of the Proprietary Marks.

     Subcontractor acknowledges and agrees that if it violates any term or condition of this Agreement, its right to continue using any Proprietary Mark shall cease immediately and permanently, that irreparable injury to Friday's shall occur if Subcontractor's use continues, and that Friday's shall be entitled to temporary, preliminary and permanent injunctive relief, plus an award for damages, costs and reasonable attorneys' fees arising from any such violation.

     This Agreement shall automatically terminate upon termination of the License Agreement unless sooner terminated by Licensee or Friday's upon written notice to Subcontractor.

SUBCONTRACTOR:                              LICENSEE:

---------------------------                 ------------------------------------

By:                                         By:
    ----------------------------------          --------------------------------

Date:                                       Date:
      --------------------------------            ------------------------------


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED